PROXY

evergreen ULTRA SHORT OPPORTUNITIES fund,

A SERIES OF EVERGREEN FIXED INCOME TRUST

proxy for the meeting of shareholders to be held on maRCH 31, 2006

The undersigned, revoking all Proxies heretofore given, hereby appoints Michael H. Koonce, Catherine F. Kennedy, Maureen E. Towle, and Lloyd Lipsett, or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Evergreen Ultra Short Opportunities Fund, a series of the Evergreen Fixed Income Trust (the “Fund”), that the undersigned is entitled to vote at the special meeting of shareholders of the Fund to be held at 10 a.m. Eastern Time on March 31, 2006 at the offices of Evergreen Investments, 200 Berkeley Street, Boston, Massachusetts 02116 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

THE BOARD OF TRUSTEES RECOMMENDs A VOTE “FOR” THE PROPOSAL.

Signature(s) should be exactly as name or names appear on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

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Signature(s) and Title(s), if applicable                                                Date

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY.  If joint owners, EITHER may sign this proxy.  When signing as attorney, administrator, trustee, guardian, or custodian for a minor, please give your full title.  When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

FOLD HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE EVERGREEN FIXED INCOME TRUST.  THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS.  THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED.  THE BOARD OF TRUSTEES OF THE EVERGREEN FIXED INCOME TRUST RECOMMENDS A VOTE FOR THE PROPOSAL.

Please mark your vote below in blue or black ink.  Do not use red ink.

	FOR	AGAINST	ABSTAIN
To consider a revision to Evergreen Ultra Short Opportunities Fund’s fundamental investment policy regarding industry concentration.

To transact such other business as may properly come before the meeting or any adjournment thereof.

If you should have any questions about the proxy material or the execution of your vote, simply call (800) 821-8781 between the hours of 10am and 10pm eastern time.  Representatives will be happy to assist you. Please have this proxy card available at the time of the call.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!